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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form S-8 Registration Statement of the reference to our firm under the captions "Summary Consolidate Financial Information of Phoenix" and "Experts" in the Registration Statement on Form F-4 of Phoenix International Life Sciences Inc. ("Phoenix") filed on April 7, 1999 and the use of our report dated October 9, 1998, except for Note 18 which is as of December 18, 1998, with respect to Phoenix's consolidated financial statements included in its Registration Statement on Form F-4.

                                                        Ernst & Young LLP
                                                        Chartered Accountants


Montreal, Canada
May 4, 1999